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                                                                     EXHIBIT 5.2

                         SMITH, GAMBRELL & RUSSELL, LLP
                                Attorneys At Law
  Telephone                Suite 3100, Promenade II                Website
(404) 815-3500            1230 Peachtree Street, N.E.            www.sgratl.com
  Facsimile               Atlanta, Georgia 30309-3592
(404) 815-3509                  --------------

                               ESTABLISHED 1893



ROBERT C. SCHWARTZ
  Direct Dial:  (404) 815-3758
  Direct Fax:   (404) 685-7058
E-MAIL:  rschwartz@sgrlaw.com


                                 April 8, 1999


Board of Directors
First Capital Bank Holding Corporation
1875A South 14th Street
Fernandina Beach, Florida 32034

                  RE:  First Capital Bank Holding Corporation
                       Registration Statement on Form SB-2
                       165,000 Common Stock Purchase Warrants and
                       165,000 Common Shares Issuable Upon Exercise
                       --------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for First Capital Bank Holding Corporation (the "Company") in connection with the proposed public offering of shares of the Company's $.01 par value Common Stock and Common Stock Purchase Warrants covered by the above-described Registration Statement.

     In connection therewith, we have examined the following:

     (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Florida;

     (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

     (3)     The minute book of the Company, certified as correct and complete by the Secretary of the Company;
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Board of Directors
First Capital Bank Holding Corporation
April 7, 1999
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         (4)    Certificate of Active Status with respect to the Company, issued by the Secretary of State of the State of Florida; and

         (5)    The Registration Statement, including all exhibits thereto.

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated and is validly existing under the laws of the State of Florida.

         (B) The 165,000 Common Stock Purchase Warrants covered by the Registration Statement have been legally authorized and, when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

         (C) The 165,000 shares of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants covered by the Registration Statement have been legally authorized and, when issued in accordance with the terms described in said Common Stock Purchase Warrants, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form SB-2 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    SMITH, GAMBRELL & RUSSELL, LLP


                                    /s/ Robert C. Schwartz

                                    Robert C. Schwartz

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